EXHIBIT 99.1

Oil States Announces Second Quarter 2019 Results of Operations

HOUSTON, July 29, 2019 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the second quarter of 2019 of $9.7 million, or $0.16 per diluted share, on revenues of $264.7 million and Consolidated EBITDA (Note A) of $26.5 million. The reported second quarter 2019 results included severance and downsizing charges totaling $1.3 million ($1.0 million after-tax, or $0.02 per diluted share). These results compare to reported net income for the second quarter of 2018 of $2.7 million, or $0.05 per diluted share, on revenues of $285.8 million and Consolidated EBITDA of $40.2 million.

Second quarter 2019 highlights included:

  Offshore/Manufactured Products backlog increase of 21%, resulting in a 1.6x book-to-bill ratio for the quarter
  Cash flow from operations totaling $31.7 million
  Revolving credit facility net repayments totaling $21.1 million

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, "Our second quarter results were supported by sequential improvements in commodity prices, well completions, and stronger demand for offshore production-related equipment. Our Offshore/Manufactured Products segment was a stand-out in the quarter, exceeding the upper-end of our previously provided revenue and EBITDA guidance ranges. We received two notable project awards during the quarter, leading to a 21% increase in backlog and a 1.6x book-to-bill ratio for the quarter, further evidencing improving demand for global offshore projects. As of June 30, 2019 our backlog totaled $283 million, the highest level reported since June 30, 2016. Our Well Site Services segment revenues increased 7% sequentially due to stronger international activity levels in our Completion Services business. Our Downhole Technologies segment results were negatively impacted by continued costs associated with the development of our integrated perforating gun system, the ongoing costs of field trials and $1.4 million of inventory write-offs due to product design changes."

BUSINESS SEGMENT RESULTS

(See Segment Data tables)

Offshore/Manufactured Products

Offshore/Manufactured Products generated revenues and Segment EBITDA of $102.0 million and $15.8 million, respectively, in the second quarter of 2019 compared to revenues of $87.9 million and Segment EBITDA of $10.9 million reported in the first quarter of 2019. Revenues increased 16% while Segment EBITDA increased 45% sequentially, due to an increase in project-driven and short-cycle product sales, coupled with improved facility cost absorption. Segment EBITDA margin in the second quarter of 2019 was 16% compared to 12% in the first quarter of 2019.

Notable backlog additions during the second quarter of 2019 included production facility equipment destined for Southeast Asia and connector products destined for the Middle East. Backlog increased 21% sequentially to total $283 million at June 30, 2019 compared to $234 million at March 31, 2019, and $165 million at June 30, 2018. Second quarter 2019 bookings totaled $163 million, yielding a book-to-bill ratio of 1.6x.

Well Site Services

Well Site Services generated revenues of $116.0 million, Segment EBITDA (Note B) of $18.3 million and a Segment EBITDA margin of 16% in the second quarter of 2019. This compares favorably to revenues of $108.4 million, Segment EBITDA of $13.2 million and a Segment EBITDA margin of 12% reported in the first quarter of 2019. Results in the second quarter of 2019 benefited from both improved international activity and improved margins in our U.S. operations.

Downhole Technologies

Downhole Technologies generated revenues of $46.7 million and Segment EBITDA of $3.8 million in the second quarter of 2019 compared to revenues and Segment EBITDA of $54.3 million and $9.1 million, respectively, in the first quarter of 2019. Sequential declines were realized as the segment continued to absorb costs associated with field trials for its integrated gun system coupled with $1.4 million of inventory write-offs due to product design changes. Segment EBITDA margin was 8% in the second quarter of 2019 compared to 17% in the first quarter of 2019.

Income Taxes

The Company recognized an effective tax rate benefit of 2.6% in the second quarter of 2019 which compared to an effective tax rate benefit of 1.9% in the first quarter of 2019. The effective tax rate benefit in the second quarter of 2019 was lower than the statutory rate due to certain non-deductible items.

Financial Condition

As of June 30, 2019, $99.2 million was outstanding under the Company’s revolving credit facility, while cash totaled $12.4 million. The Company repaid $21.1 million of outstanding borrowings under its revolving credit facility during the second quarter of 2019. As of June 30, 2019, the total amount available to be drawn under the revolving credit facility was $96.0 million.

Conference Call Information

The call is scheduled for Monday, July 29, 2019 at 10:00 am Central Time, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode 48858900. A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode 48858900.

About Oil States

Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Products	$124,965	$116,328	$136,182	$241,293	$265,008
Services	139,720	134,283	149,663	274,003	274,413
	264,685	250,611	285,845	515,296	539,421

Costs and expenses:
Product costs	95,289	89,268	95,324	184,557	188,300
Service costs	112,823	110,610	118,079	223,433	214,993
Cost of revenues (exclusive of depreciation and amortization expense presented below)	208,112	199,878	213,403	407,990	403,293
Selling, general and administrative expense	31,484	30,108	35,919	61,592	70,114
Depreciation and amortization expense	31,883	31,551	30,922	63,434	60,112
Other operating income, net	(399)	(86)	(3,099)	(485)	(1,884)
	271,080	261,451	277,145	532,531	531,635
Operating income (loss)	(6,395)	(10,840)	8,700	(17,235)	7,786

Interest expense, net	(4,617)	(4,752)	(4,790)	(9,369)	(9,244)
Other income	1,009	667	571	1,676	1,218
Income (loss) before income taxes	(10,003)	(14,925)	4,481	(24,928)	(240)
Income tax (provision) benefit	263	277	(1,739)	540	(510)
Net income (loss)	$(9,740)	$(14,648)	$2,742	$(24,388)	$(750)

Net income (loss) per share:
Basic	$(0.16)	$(0.25)	$0.05	$(0.41)	$(0.01)
Diluted	$(0.16)	$(0.25)	$0.05	$(0.41)	$(0.01)

Weighted average number of common shares outstanding:
Basic	59,406	59,258	59,005	59,332	58,396
Diluted	59,406	59,258	59,005	59,332	58,396

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,406	$19,316
Accounts receivable, net	263,453	283,607
Inventories, net	210,006	209,393
Prepaid expenses and other current assets	25,514	21,715
Total current assets	511,379	534,031

Property, plant, and equipment, net	520,324	540,427
Operating lease assets, net	48,235	—
Goodwill, net	646,984	647,018
Other intangible assets, net	242,886	255,301
Other noncurrent assets	27,893	27,044
Total assets	$1,997,701	$2,003,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$25,583	$25,561
Accounts payable	83,909	77,511
Accrued liabilities	53,478	60,730
Current operating lease liabilities	8,997	—
Income taxes payable	4,243	3,072
Deferred revenue	15,360	14,160
Total current liabilities	191,570	181,034

Long-term debt	272,784	306,177
Long-term operating lease liabilities	39,268	—
Deferred income taxes	50,224	53,831
Other noncurrent liabilities	24,127	23,011
Total liabilities	577,973	564,053

Stockholders' equity:
Common stock	726	718
Additional paid-in capital	1,106,340	1,097,758
Retained earnings	1,005,130	1,029,518
Accumulated other comprehensive loss	(71,260)	(71,397)
Treasury stock	(621,208)	(616,829)
Total stockholders' equity	1,419,728	1,439,768
Total liabilities and stockholders' equity	$1,997,701	$2,003,821

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(24,388)	$(750)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	63,434	60,112
Stock-based compensation expense	8,590	10,861
Amortization of debt discount and deferred financing costs	3,894	3,613
Deferred income tax provision (benefit)	(3,495)	481
Gain on disposals of assets	(1,245)	(927)
Other, net	141	2,520
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	19,884	(19,134)
Inventories	(534)	(1,768)
Accounts payable and accrued liabilities	1,200	(2,251)
Income taxes payable	943	(31)
Other operating assets and liabilities, net	(2,421)	(5,792)
Net cash flows provided by operating activities	66,003	46,934

Cash flows from investing activities:
Capital expenditures	(31,577)	(38,261)
Acquisitions of businesses, net of cash acquired	—	(379,676)
Proceeds from disposition of property, plant and equipment	2,151	1,197
Other, net	(1,459)	(985)
Net cash flows used in investing activities	(30,885)	(417,725)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	—	200,000
Revolving credit facility borrowings	119,252	704,469
Revolving credit facility repayments	(156,208)	(546,564)
Other debt and finance lease repayments, net	(301)	(266)
Payment of financing costs	(8)	(7,366)
Purchase of treasury stock	(757)	—
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(3,622)	(4,022)
Net cash flows provided by (used in) financing activities	(41,644)	346,251

Effect of exchange rate changes on cash and cash equivalents	(384)	183
Net change in cash and cash equivalents	(6,910)	(24,357)
Cash and cash equivalents, beginning of period	19,316	53,459
Cash and cash equivalents, end of period	$12,406	$29,102

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Revenues:
Well Site Services:
Completion Services	$103,320	$100,642	$108,368	$203,962	$191,208
Drilling Services	12,646	7,750	16,756	20,396	34,315
Total Well Site Services	115,966	108,392	125,124	224,358	225,523
Downhole Technologies	46,740	54,290	59,274	101,030	105,055
Offshore/Manufactured Products(1):
Project-driven products	38,517	27,245	35,225	65,762	76,024
Short-cycle products	35,011	32,013	37,348	67,024	77,766
Other products and services	28,451	28,671	28,874	57,122	55,053
Total Offshore/Manufactured Products	101,979	87,929	101,447	189,908	208,843
Total revenues	$264,685	$250,611	$285,845	$515,296	$539,421

Operating income (loss):
Well Site Services:
Completion Services(2,3,4)	$(507)	$(3,494)	$1,204	$(4,001)	$(3,267)
Drilling Services	(2,601)	(4,559)	(2,957)	(7,160)	(5,268)
Total Well Site Services	(3,108)	(8,053)	(1,753)	(11,161)	(8,535)
Downhole Technologies(4)	(1,462)	4,054	11,600	2,592	19,654
Offshore/Manufactured Products(2,3,4)	9,809	5,259	12,664	15,068	25,116
Corporate(4)	(11,634)	(12,100)	(13,811)	(23,734)	(28,449)
Total operating income (loss)	$(6,395)	$(10,840)	$8,700	$(17,235)	$7,786

(1) Disaggregated revenue data is provided to supplement the Segment Data.

(2) Operating income (loss) for the three months ended June 30, 2019 included severance and downsizing charges of $0.3 million related to the Completion Services business and $1.0 million related to the Offshore/Manufactured Products segment.

(3) Operating income (loss) for the three months ended March 31, 2019 included severance charges of $0.8 million related to the Completion Services business and $0.3 million related to the Offshore/Manufactured Products segment.

(4) Operating income (loss) for the six months ended June 30, 2018 included transaction-related expenses of $2.4 million and $0.2 million related to Corporate and the Downhole Technologies segment, respectively, as well as $2.4 million of legal fees incurred for patent defense in the Downhole Technologies segment, severance and other downsizing charges of $0.8 million related to the Offshore/Manufactured Products segment, and $0.7 million in reserves for prior years' FLSA claims settlements related to the Completion Services business.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Well Site Services:
Completion Services:
Operating income (loss)	$(507)	$(3,494)	$1,204	$(4,001)	$(3,267)
Depreciation and amortization expense	17,248	17,286	16,816	34,534	32,198
Other income	809	581	526	1,390	795
EBITDA	$17,550	$14,373	$18,546	$31,923	$29,726

Drilling Services:
Operating loss	$(2,601)	$(4,559)	$(2,957)	$(7,160)	$(5,268)
Depreciation and amortization expense	3,224	3,341	3,551	6,565	7,419
Other income	126	21	5	147	380
EBITDA	$749	$(1,197)	$599	$(448)	$2,531

Total Well Site Services:
Operating loss	$(3,108)	$(8,053)	$(1,753)	$(11,161)	$(8,535)
Depreciation and amortization expense	20,472	20,627	20,367	41,099	39,617
Other income	935	602	531	1,537	1,175
Segment EBITDA	$18,299	$13,176	$19,145	$31,475	$32,257

Downhole Technologies:
Operating income (loss)	$(1,462)	$4,054	$11,600	$2,592	$19,654
Depreciation and amortization expense	5,256	5,066	4,532	10,322	8,416
Other income (expense)	14	—	—	14	(13)
Segment EBITDA	$3,808	$9,120	$16,132	$12,928	$28,057

Offshore/Manufactured Products:
Operating income	$9,809	$5,259	$12,664	$15,068	$25,116
Depreciation and amortization expense	5,973	5,587	5,786	11,560	11,600
Other income	60	65	40	125	56
Segment EBITDA	$15,842	$10,911	$18,490	$26,753	$36,772

Corporate:
Operating loss	$(11,634)	$(12,100)	$(13,811)	$(23,734)	$(28,449)
Depreciation and amortization expense	182	271	237	453	479
Other expense	—	—	—	—	—
EBITDA	$(11,452)	$(11,829)	$(13,574)	$(23,281)	$(27,970)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net income (loss)	$(9,740)	$(14,648)	$2,742	$(24,388)	$(750)
Income tax provision (benefit)	(263)	(277)	1,739	(540)	510
Depreciation and amortization expense	31,883	31,551	30,922	63,434	60,112
Interest expense, net	4,617	4,752	4,790	9,369	9,244
Consolidated EBITDA (A)	$26,497	$21,378	$40,193	$47,875	$69,116

(A) The term Consolidated EBITDA consists of net loss plus net interest expense, taxes, depreciation and amortization expense, and certain other items. Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$282.9	$234.0	$165.3

Land drilling operating statistics:
Average rigs available	34	34	34
Utilization	20.2%	11.9%	30.1%
Implied day rate ($ in thousands per day)	$20.2	$21.2	$18.0
Implied daily cash margin (loss) ($ in thousands per day)	$1.8	$(2.2)	$1.0

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.